Exhibit 2(f)

                    AMENDMENT AGREEMENT dated as of December 8, 1995,
               to the SUPPLEMENTAL AGREEMENT dated as of February 6, 1995, among CABLEVISION INDUSTRIES CORPORATION, a Delaware corporation (the "Company"), the corporations and partnerships listed on the signature pages hereof as Gerry Companies ("the Gerry Companies" and together with their respective subsidiaries and the Company, the "Cablevision Companies"), the corporations listed on the signature pages hereof as Direct Holders (the "Direct Holders"), ALAN GERRY, an individual residing at Loomis Road, Liberty, New York (the "Principal Stockholder"), TIME WARNER INC., a Delaware Corporation ("Parent"), and TW CVI ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub").


          WHEREAS, concurrently with the execution and delivery of this Amendment Agreement, certain of the parties hereto are executing and delivering (i) an Amended and Restated Purchase Agreement, (ii) the CIMF Merger Agreement, providing for the merger of CIMF with and into the Company, and (iii) the Seminole County Agreement, providing for the purchase of certain cable television systems in and around Seminole County, Florida, which are owned by CILP; and

          WHEREAS the parties hereto desire to (i) amend Annex A to the Supplemental Agreement as originally executed in order to effect the transactions contemplated by the foregoing Agreements and (ii) set forth their understanding with respect to certain other matters arising under the Supplemental Agreement.

          NOW THEREFORE, in consideration of the agreements contained in this Amendment Agreement, the parties hereto hereby agree as follows:


          SECTION 1. Defined Terms. Capitalized terms used herein and not defined herein have the meanings given such terms in Annex A to the Supplemental Agreement, as amended hereby, and the rules of interpretation set forth in Annex A, as amended hereby, are applicable hereto.

          SECTION 2. Amendments to Annex A. (a) The following definitions shall hereby be added to Annex A to the Supplemental
Agreement to read as follows:


          "CIMF" means Cablevision Industries of Middle Florida, Inc, a Florida corporation.

          "CIMF Merger" has the meaning given to such term in the Introduction to the CIMF Merger Agreement.

          "CIMF Merger Agreement" means the Agreement and Plan of
     Merger dated as of December 8, 1995, among CIMF, the Company, the Principal Stockholder and Parent.

          "Seminole County Agreement" means the Agreement dated as of December 8, 1995, among the Principal Stockholder, CPI, CID and Parent.

          (b) The following definitions contained in Annex A shall hereby be amended in their entirety to read as follows:

          "Acquisition Documents" means the Supplemental Agreement, the Merger Agreements, the Escrow Agreement and the Purchase Agreement, including in each case all exhibits and schedules (including the Disclosure Schedule), as such agreements may be amended from time to time by agreement of the parties but shall in no event be deemed to include the agreements or documents referred to in the Disclosure Schedule (as amended from time to time by agreement of the parties).

          "CMP Acquisition Sub" means TW CVI Acquisition Corp. II, a Delaware corporation.

          "Merger Agreement" means each of the Company Merger
     Agreement, the CMP Merger Agreement and the CIMF Merger
     Agreement.

          "Merger Gerry Companies" means CMP and CIMF.

          "Mergers" means the Company Merger, the CMP Merger and the CIMF Merger.

          "Purchase Agreement" means the Purchase Agreement dated as of February 6, 1995, as amended and restated as of December 8, 1995, as such agreement may be amended from time to time by agreement of the parties, among the Principal Stockholder, the Purchase Gerry Companies, the Direct Holders and Parent.

          (c) The following definitions are hereby deleted from Annex A to the Supplemental Agreement.

          "CPI Acquisition Sub"
          "CPI Merger"
          "CPI Merger Agreement"
          "CPI Surviving Corporation"

          (d) The last paragraph of page 2 of Attachment I to Annex A is hereby amended to delete the reference to Seminole County Florida contained therein so that certain subscribers and equipment and facilities relating thereto located in various portions of, in, or around Seminole County, Florida will constitute Individual Subscribers and Systems for purposes of the Supplemental Agreement.

          SECTION 3. Amendments. (a) Section 3.03(f)(iii) shall be amended to read as follows:

     Immediately prior to the Mergers, Parent will be in control of Sub and CMP Acquisition Sub within the meaning of Section 368(c) of the Code. Immediately prior to the CIMF Merger, Parent will be in control of the Company within the meaning of Section 368(c) of the Code.

          (b) Section 5.16(c) shall be amended to read in its entirety as follows:

          (c) Parent shall prepare and file, or cause to be prepared and filed, in accordance with the Company's past custom and practice, all tax returns for the Company for all Pre-Closing Tax Periods for which tax returns have not been filed prior to the Closing, and the Surviving Corporation (as defined in the Company Merger Agreement) shall pay all Taxes shown to be due on such tax returns. In preparing such Company tax returns, Parent shall consult with the Principal Stockholder in good faith and shall provide the Principal Stockholder with drafts of such tax returns (together with the relevant back-up information upon request) for review at least

     10 days prior to filing. The Principal Stockholder shall prepare and file, or cause to be prepared and filed, all tax returns for each Gerry Company for all Pre-closing Tax Periods. Such tax returns shall be prepared in accordance with such Gerry Company's past custom and practice and, with respect to CILP, CFA and CISA, items of income, gain, loss and deduction shall be prepared using the closing of the books method. In preparing such Gerry Company tax returns, the Principal Stockholder shall consult with Parent in good faith and shall provide Parent with drafts of such tax returns (together with the relevant back-up information upon request) for review at least 10 days prior to filing.

          (c) Section 5.24(b) shall be amended by adding the following sentence at the end thereof:

     "Such employees shall be deemed to be terminated prior to the Closing Date for purposes of clause (i) of the definition of "Severance and Incentive Liabilities" set forth in Annex A hereto."

          (c) The form of opinion attached as Exhibit H to the Supplemental Agreement shall be revised to read as set forth in Exhibit A hereto.

          SECTION 4. Agreement with respect to Certain Matters. For purposes of determining (i) whether the conditions specified in Sections 6.03(h) and (i) have been satisfied, and for purposes of determining whether the conditions in Section 6.03(b) and (e) have been satisfied, but only to the extent that such Sections refer to
Section 6.03(h) and 6.03(i), and (ii) whether an indemnification obligation is owed pursuant to Section 7.01(b) of the Supplemental Agreement in respect of the Franchise agreements or FCC licenses to which CFA, CILP and CIMF (or entities in which they own an interest) are parties or licensees, and any consents, approvals or waivers required thereunder, the change in the structure of the acquisitions of CFA, CILP and CIMF, as reflected in the Amended and Restated Purchase Agreement and the CIMF Merger Agreement, shall be disregarded. The foregoing agreement shall not, however, affect any other obligation, representation or warranty of the parties to the Acquisition Documents.

          SECTION 5. Counterparts. This Amendment Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 6. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent that the laws of the State of Delaware are mandatorily applicable.

          IN WITNESS WHEREOF, the Company, the Gerry Companies, the Direct Holders, the Principal Stockholder, Parent and Sub have caused this Amendment Agreement to be signed by their respective duly authorized officers (or, in the case of the Principal Stockholder, has signed this Agreement), all as of the date first written above.


                                       CABLEVISION INDUSTRIES CORPORATION,

                                         by

                                           Name:
                                           Title:


                                       CABLEVISION MANAGEMENT CORPORATION
                                       OF PHILADELPHIA (a Merger Gerry
                                       Company),

                                         by

                                           Name:
                                           Title:


                                       CABLEVISION PROPERTIES, INC. (a
                                       Direct Holder),

                                         by

                                           Name:
                                           Title:

                                       CABLEVISION INDUSTRIES LIMITED
                                       PARTNERSHIP (a Purchase Gerry
                                       Company),


                                         by CABLEVISION INDUSTRIES OF
                                         DELAWARE, INC., as General
                                         Partner,

                                         by

                                           Name:
                                           Title:


                                       and by CABLEVISION PROPERTIES, INC.,
                                           as General Partner,

                                           by

                                              Name:
                                              Title:


                                       CABLEVISION INDUSTRIES OF
                                       TENNESSEE L.P. (a Purchase Gerry
                                       Company),

                                         by CABLEVISION INDUSTRIES OF
                                         TENNESSEE, INC., as General
                                         Partner,

                                         by

                                           Name:
                                           Title:


                                       and by

                                             Alan Gerry, as
                                             General Partner

                                       CABLEVISION INDUSTRIES OF SARATOGA
                                       ASSOCIATES (a Purchase Gerry
                                       Company),


                                         by ARA CABLEVISION, INC.,
                                         as General Partner,

                                         by

                                           Name:
                                           Title:

                                       and by


                                             Alan Gerry, as
                                             General Partner

                                       and by CABLEVISION OF
                                              FAIRHAVEN/ACUSHNET, as General
                                              Partner,

                                                by CABLEVISION INDUSTRIES OF
                                                MIDDLE FLORIDA, INC., as
                                                General Partner,

                                                by

                                                  Name:
                                                  Title:

                                       and by

                                             Alan Gerry, as
                                             General Partner

                                       CABLEVISION OF FAIRHAVEN/ACUSHNET
                                       (a Purchase Gerry Company),


                                         by CABLEVISION INDUSTRIES OF
                                         MIDDLE FLORIDA, INC., as General
                                         Partner,

                                         by

                                           Name:
                                           Title:


                                       and by


                                             Alan Gerry, as
                                             General Partner


                                       CABLEVISION INDUSTRIES OF MIDDLE
                                       FLORIDA, INC. (a Merger Gerry
                                       Company),

                                         by

                                           Name:
                                           Title:


                                       CABLEVISION INDUSTRIES OF FLORIDA,
                                       INC. (a Purchase Gerry Company),

                                         by

                                           Name:
                                           Title:


                                       CABLEVISION INDUSTRIES OF DELAWARE,
                                       INC. (a Direct Holder),

                                         by

                                           Name:
                                           Title:

                                       ARA CABLEVISION, INC. (a Direct
                                       Holder),

                                         by

                                           Name:
                                           Title:



                                                Alan Gerry, as the
                                              Principal Stockholder


                                       TIME WARNER INC.,

                                         by

                                           Name:   Spencer B. Hays
                                           Title:  Vice President


                                       TW CVI ACQUISITION CORP.,

                                         by

                                           Name:
                                           Title: